UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
 ____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

July 2, 2009
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
 Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01          Other Events.

On July 2, 2009, we (the “Company”) and King Pharmaceuticals, Inc. announced that the U.S. Food and Drug Administration issued a Complete Response Letter  regarding the New Drug Application  for Acurox® (oxycodone HC1 and niacin) Tablets, an immediate release product intended for the relief of moderate-to-severe pain.  A copy of press release is attached as Exhibit 99.1.

The Company is a party to an exclusive License Agreement with King Pharmaceuticals Research and Development, Inc. ("King"), a subsidiary of King Pharmaceuticals, Inc., for the development and commercialization of certain opioid analgesic products utilizing our Aversion Technology in the United States, Canada and Mexico. The License Agreement provides King with an exclusive license for Acurox® (oxycodone HC1) Tablets.

Item 9.01          Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated July 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial
Officer

Date:       July 2, 2009

Exhibit
Number	Description

99.1	Press Release dated July 2, 2009